EXHIBIT 99.2

2

3	Highlights
4	Customer Metrics
7	Financial Metrics
13	Capital Structure
14	Guidance
15	Contacts
16	Financial and Operational Tables

3

(1)AT&T Inc. historically does not disclose postpaid net account additions. Comcast and Charter do not disclose postpaid phone net customer additions. Industry leading claims are based on consensus expectations if results are not yet reported.
(2)Core Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin are non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for these non-GAAP financial measures to the most directly comparable GAAP financial measures are provided in the Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures tables. We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(3)Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

4

Postpaid Accounts (in thousands)

Year-Over-Year
Continued growth in Postpaid accounts with a decrease in net additions primarily due to:
■Higher account deactivations, including the impact from a growing account base and the temporary impact of current year rate plan optimizations
■Partially offset by higher gross account additions

Sequential
Continued growth in Postpaid accounts with a decrease in net additions primarily due to:
■Seasonally lower gross account additions
■Deactivations from the temporary impact of current year rate plan optimizations
■Partially offset by higher High Speed Internet only additions

Year-Over-Year
Postpaid ARPA increased 4% primarily due to:
■An increase in customers per account, including from the continued adoption of High Speed Internet
■Higher premium services, primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■The positive impact from prior year rate plan optimizations
■Partially offset by increased promotional activity and an increase in total High Speed Internet only accounts

Postpaid phone ARPU increased 1% due to:
■Higher premium services primarily high-end rate plans, net of contra revenues for content included in such plans, and discounts for specific affinity groups (55+, military, and first responders)
■The positive impact from prior year rate plan optimizations
■Partially offset by increased promotional activity, including the success of bundled offerings and continued growth in T-Mobile for Business customers with lower ARPU given large account sizes

Sequential
Postpaid ARPA was relatively flat due to:
■Increased promotional activity and an increase in total High Speed Internet only accounts
■Lower seasonal premium content messaging revenue

Sequential
■Offset by an increase in customers per account, including from the continued adoption of High Speed Internet

Postpaid phone ARPU decreased slightly due to:
■Continued growth in business customers with lower ARPU given larger account sizes
■Lower seasonal premium content messaging revenue
■Increased promotional activity, including the success of bundled offerings

Postpaid ARPA & Postpaid Phone ARPU

5

Postpaid Customers (in thousands)

99,272
100,610
102,185
104,118
105,455
1,220
688
532
1,338
561
777
1,575
710
865
1,933
1,030
903
1,337
842
495
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Postpaid phone net customer additions
Postpaid other net customer additions
Total postpaid customers

Year-Over-Year
Postpaid phone net customer additions decreased primarily due to:
■Higher churn primarily driven by the temporary impact of current year rate plan optimizations
■Increased deactivations from a growing customer base
■Lower prepaid to postpaid migrations
■Partially offset by higher gross additions

Postpaid other net customer additions increased primarily due to:
■Higher net additions from mobile internet and other connected devices
■Higher High Speed Internet net additions
■Partially offset by increased deactivations from a growing customer base, as well as lower net additions from wearables

Sequential
Postpaid phone net customer additions decreased primarily due to:
■Seasonally lower gross additions
■Lower prepaid to postpaid migrations
■Partially offset by lower churn

Postpaid other net customer additions decreased primarily due to:
■Seasonally lower net additions from mobile internet and wearables
■Partially offset by higher net additions from other connected devices

Year-Over-Year
Postpaid phone churn increased 5 basis points primarily due to:
■The temporary impact of current year rate plan optimizations

Sequential
Postpaid phone churn decreased 1 basis point primarily due to:
■Seasonally lower switching activity
■Partially offset by the temporary impact of current year rate plan optimizations

Postpaid Phone Churn

6

Prepaid Customers (in thousands)

21,600
25,283
25,307
25,410
25,455
(48)
179
24
103
45
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Prepaid net customer (losses) additions
Prepaid customers

During Q2 2024, we acquired 3.5 million prepaid customers, net of certain base adjustments, through the acquisition of Mint Mobile and Ultra Mobile.

Year-Over-Year
Prepaid net customer additions increased primarily due to:
■Higher net additions following the acquisition of Mint Mobile and Ultra Mobile
■Lower prepaid to postpaid migrations
■Partially offset by continued moderation of prepaid industry growth

Sequential
Prepaid net customer additions decreased primarily due to:
■Lower gross additions
■Partially offset by lower churn and lower prepaid to postpaid migrations

Year-Over-Year
High Speed Internet net customer additions increased primarily due to:
■Higher gross additions
■Lower churn
■Partially offset by increased deactivations from a growing customer base

Sequential
High Speed Internet net customer additions decreased slightly primarily due to:
■Lower gross additions
■Increased deactivations from a growing customer base
■Mostly offset by lower churn

High Speed Internet Customers (in thousands)

5,181
5,587
6,002
6,430
6,854
405
406
415
428
424
346
358
385
365
387
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Postpaid High Speed Internet net customer additions
Prepaid High Speed Internet net customer additions
High Speed Internet customers

7

Service Revenues ($ in millions)

Year-Over-Year
Service revenues increased 5% primarily due to:
■An increase in Postpaid service revenues
■An increase in Prepaid service revenues, primarily driven by the impact of the acquisition of Mint Mobile and Ultra Mobile
■Partially offset by a decrease in Wholesale and other service revenues, primarily driven by lower MVNO revenues, including the impact of the acquisition of Mint Mobile and Ultra Mobile, as well as lower DISH and TracFone MVNO revenues and lower Affordable Connectivity Program revenues

Sequential
Service revenues were relatively flat primarily due to:
■An increase in Postpaid service revenues
■Offset by a decrease in Prepaid service revenues and Wholesale and other service revenues

Year-Over-Year
Postpaid service revenues increased 8% primarily due to:
■Higher postpaid ARPA
■Higher average postpaid accounts

Sequential
Postpaid service revenues increased slightly primarily due to:
■Higher average postpaid accounts

Postpaid Service Revenues ($ in millions)

$12,631
$12,899
$13,308
$13,502
$13,594
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

8

Equipment Revenues ($ in millions)

$3,251
$3,216
$3,106
$3,080
$3,207
$3,186
$4,699
$4,688
$3,704
$3,703
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Equipment sales
Lease revenues

Year-Over-Year
Equipment revenues increased 14% primarily due to:
■A higher average revenue per device sold, net of promotions, primarily driven by an increase in the high-end phone mix, including from higher postpaid device upgrades and lower Assurance Wireless device sales
■Higher liquidation revenue primarily due to an increase in the high-end phone mix and a higher number of liquidated devices

Sequential
Equipment revenues decreased 21% primarily due to:
■A seasonal decrease in the total number of devices sold
■A lower average revenue per device sold, net of promotions, primarily due to a seasonal decrease in the high-end phone mix

Year-Over-Year
Cost of equipment sales, exclusive of Depreciation and Amortization (D&A), increased 9% primarily due to:
■A higher average cost per device sold, primarily driven by an increase in the high-end phone mix, including from higher postpaid device upgrades and lower Assurance Wireless device sales
■Higher liquidation costs primarily due to an increase in the high-end phone mix and a higher number of liquidated devices

Sequential
Cost of equipment sales, exclusive of D&A, decreased 21% primarily due to:
■A seasonal decrease in the total number of devices sold
■A lower average cost per device sold primarily due to a seasonal decrease in the high-end phone mix

Cost of Equipment Sales, exclusive of D&A ($ in millions, % of Equipment sales)

9

Cost of Services, exclusive of D&A ($ in millions, % of Service revenues)

$2,688
$2,664
$2,722
$2,697
$2,602
$2,580
$2,591
$2,655
$2,622
$2,582
16.0%
15.8%
15.9%
15.5%
15.3%
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Cost of services, ex. D&A and Special Items
Sprint Merger-related costs
Other Special Items
% of Srvc revs, ex. D&A and Special Items

Year-Over-Year
Cost of services, exclusive of D&A, decreased 3% primarily due to:
■Prior year Sprint Merger-related costs related to network decommissioning and integration

Sequential
Cost of services, exclusive of D&A, decreased 4% primarily due to:
■Numerous immaterial items, including seasonality

Year-Over-Year
SG&A expense increased 7% primarily due to:
■Higher payroll and benefit related expenses
■Higher costs as a result of the acquisition of Mint Mobile and Ultra Mobile

Sequential
SG&A expense increased 3% primarily due to:
■Prior quarter gains related to the closing of certain spectrum exchange transactions and legal-related insurance recoveries
■Partially offset by seasonally lower advertising and other selling expenses

Selling, General and Administrative (SG&A) Expense ($ in millions, % of Service revenues)

$5,138
$5,142
$5,186
$5,352
$5,488
$5,103
$5,187
$5,100
$5,402
$5,415
31.7%
31.6%
30.5%
31.9%
32.0%
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
SG&A expense, ex. Special Items
Sprint Merger-related costs (gain), net
Other Special Items
% of Srvc revs, ex. Special Items

10

Net Income ($ in millions, % of Service revenues)

Diluted Earnings Per Share (Diluted EPS)

$2.00
$2.49
$2.61
$2.57
$2.58
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Year-Over-Year
Net income was $3.0 billion and Diluted earnings per share was $2.58 in Q1 2025, compared to $2.4 billion and $2.00 in Q1 2024, primarily due to the factors described above and included the following, net of tax:
■Sprint Merger-related costs of $97 million, or $0.08 per share, in Q1 2024

Sequential
Net income was $3.0 billion and Diluted earnings per share was $2.58 in Q1 2025, compared to $3.0 billion and $2.57 in Q4 2024, primarily due to the factors described above.

11

Core Adjusted EBITDA* ($ in millions, % of Service revenues)
*Excludes Special Items (see detail on page 24)

Year-Over-Year
Core Adjusted EBITDA increased 8% primarily due to:
■Higher Total service revenues
■Higher Equipment revenues, excluding Lease revenues
■Partially offset by higher Cost of equipment sales and higher SG&A expenses, excluding Special Items

Sequential
Core Adjusted EBITDA increased 4% primarily due to:
■Lower Cost of equipment sales
■Partially offset by lower Equipment revenues, excluding Lease revenues

Year-Over-Year
Net cash provided by operating activities increased 35% primarily due to:
■Lower net cash outflows from changes in working capital, including the impact of certain cash proceeds associated with the sale of receivables, which were recognized within investing cash flows before November 1, 2024
■Higher Net income, adjusted for non-cash income and expenses

Sequential
Net cash provided by operating activities increased 23% primarily due to:
■Lower net cash outflows from changes in working capital, including the impact of certain cash proceeds associated with the sale of receivables, which were recognized within investing cash flows before November 1, 2024
■Higher Net income, adjusted for non-cash income and expenses

The impact of net payments for Sprint Merger-related costs on Net cash provided by operating activities was $61 million in Q1 2025 compared to $109 million in Q4 2024 and $293 million in Q1 2024.

Net Cash Provided by Operating Activities ($ in millions)

Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

12

Cash Purchases of Property and Equipment, incl. Capitalized Interest ($ in millions, % of Service revenues)

$2,627
$2,040
$1,961
$2,212
$2,451
16.3%
12.4%
11.7%
13.1%
14.5%
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025

Year-Over-Year
Cash purchases of property and equipment, including capitalized interest, decreased 7% primarily due to:
■Planned timing of capital purchases

Sequential
Cash purchases of property and equipment, including capitalized interest, increased 11% primarily due to:
■Planned timing of capital purchases

Year-Over-Year
Adjusted Free Cash Flow increased 31% primarily due to:
■Higher Net cash provided by operating activities
■Lower Cash purchases of property and equipment
■Partially offset by proceeds related to securitization transactions recognized prior to November 1, 2024
All cash proceeds from the sale of receivables are now recognized within Net cash provided by operating activities. There were no significant net cash impacts during the quarter from securitization.

Sequential
Adjusted Free Cash Flow increased 8% primarily due to:
■Higher Net cash provided by operating activities
■Partially offset by proceeds related to securitization transactions recognized prior to November 1, 2024, and higher Cash purchases of property and equipment
All cash proceeds from the sale of receivables are now recognized within Net cash provided by operating activities. There were no significant net cash impacts during the quarter from securitization.

The impact of net payments for Sprint Merger-related costs on Adjusted Free Cash Flow was $61 million in Q1 2025 compared to $109 million in Q4 2024 and $293 million in Q1 2024.

Adjusted Free Cash Flow ($ in millions)

13

Net Debt (Excluding Tower Obligations) & Net Debt to LTM Net Income and Core Adj. EBITDA Ratios ($ in billions)

Stockholder Returns ($ in millions)

$4,337
$769
$3,568
$3,036
$759
$2,277
$1,402
$758
$644
$5,633
$1,014
$4,619
$3,473
$1,003
$2,470
Q1 2024
Q2 2024
Q3 2024
Q4 2024
Q1 2025
Stock buybacks
Dividends paid

Total debt, excluding tower obligations, at the end of Q1 2025 was $88.0 billion.
Net debt, excluding tower obligations, at the end of Q1 2025 was $76.0 billion.

■On December 13, 2024, the Board of Directors announced a stockholder return program for up to $14.0 billion that will run through December 31, 2025, consisting of additional repurchases of shares and payment of cash dividends with the next dividend payable June 12, 2025. On a cumulative basis, since the company initiated its stockholder return program in Q3 2022, a total of $34.8 billion has been returned to stockholders as of March 31, 2025, with 183.8 million shares repurchased for approximately $29.8 billion, and cumulative cash dividends of $5.1 billion.
■During Q1 2025, 10.1 million shares were repurchased for approximately $2.5 billion.
■During Q1 2025, the company paid a cash dividend of $0.88 per share of common stock, or approximately $1.0 billion, on March 13, 2025.
■The company continues to target a net debt to Core Adjusted EBITDA ratio of approximately 2.5x at year-end 2025, driven by funding for the closing of announced acquisitions and spectrum transactions.

14

2025 Outlook

Metric	Previous	Revised	Change at Midpoint
Postpaid net customer additions	5.5 to 6.0 million	5.5 to 6.0 million	No change
Net income (1)	N/A	N/A	N/A
Effective tax rate	24% to 26%	24% to 26%	No change
Core Adjusted EBITDA (2)	$33.1 to $33.6 billion	$33.2 to $33.7 billion	$100 million
Net cash provided by operating activities	$26.8 to $27.5 billion	$27.0 to $27.5 billion	$100 million
Capital expenditures (3)	~$9.5 billion	~$9.5 billion	No change
Adjusted Free Cash Flow	$17.3 to $18.0 billion	$17.5 to $18.0 billion	$100 million
T-Mobile’s 2025 guidance above excludes pending acquisitions of UScellular and Metronet.

(1)We are not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP Net income, including, but not limited to, Income tax expense and Interest expense. Core Adjusted EBITDA should not be used to predict Net income as the difference between this measure and Net income is variable.
(2)Management uses Core Adjusted EBITDA as a measure to monitor the financial performance of our operations, excluding the impact of lease revenues from our related device financing programs.
(3)Capital expenditures means cash purchases of property and equipment, including capitalized interest.

15

Investor Relations

Cathy Yao	Matthew Hale	Jon Lanterman
Senior Vice President	Senior Director	Senior Director
Investor Relations	Investor Relations	Investor Relations

Chris Lo	Rose Kopecky	Charles Buffum
Investor Relations	Investor Relations	Investor Relations
Manager	Manager	Manager

investor.relations@t-mobile.com
https://investor.t-mobile.com

16
T-Mobile US, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions, except share and per share amounts)	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$12,003	$5,409
Accounts receivable, net of allowance for credit losses of $175 and $176	4,392	4,276
Equipment installment plan receivables, net of allowance for credit losses and imputed discount of $647 and $656	4,294	4,379
Inventory	1,937	1,607
Prepaid expenses	980	880
Other current assets	3,835	1,853
Total current assets	27,441	18,404
Property and equipment, net	37,897	38,533
Operating lease right-of-use assets	25,025	25,398
Financing lease right-of-use assets	2,977	3,091
Goodwill	13,467	13,005
Spectrum licenses	98,733	100,558
Other intangible assets, net	2,618	2,512
Equipment installment plan receivables due after one year, net of allowance for credit losses and imputed discount of $161 and $158	2,111	2,209
Other assets	4,364	4,325
Total assets	$214,633	$208,035
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$7,900	$8,463
Short-term debt	8,214	4,068
Deferred revenue	1,193	1,222
Short-term operating lease liabilities	3,305	3,281
Short-term financing lease liabilities	1,136	1,175
Other current liabilities	1,881	1,965
Total current liabilities	23,629	20,174
Long-term debt	76,033	72,700
Long-term debt to affiliates	1,497	1,497
Tower obligations	3,634	3,664
Deferred tax liabilities	17,505	16,700
Operating lease liabilities	25,974	26,408
Financing lease liabilities	1,117	1,151
Other long-term liabilities	4,139	4,000
Total long-term liabilities	129,899	126,120
Commitments and contingencies
Stockholders' equity
Common stock, par value $0.00001 per share, 2,000,000,000 shares authorized; 1,273,937,732 and 1,271,074,364 shares issued, 1,137,339,578 and 1,144,579,681 shares outstanding	—	—
Additional paid-in capital	68,837	68,798
Treasury stock, at cost, 136,598,154 and 126,494,683 shares issued	(23,085)	(20,584)
Accumulated other comprehensive loss	(989)	(857)
Retained earnings	16,342	14,384
Total stockholders' equity	61,105	61,741
Total liabilities and stockholders' equity	$214,633	$208,035

17
T-Mobile US, Inc.
Consolidated Statements of Comprehensive Income
(Unaudited)

	Three Months Ended
(in millions, except share and per share amounts)	March 31, 2025	December 31, 2024	March 31, 2024
Revenues
Postpaid revenues	$13,594	$13,502	$12,631
Prepaid revenues	2,643	2,688	2,403
Wholesale and other service revenues	688	738	1,062
Total service revenues	16,925	16,928	16,096
Equipment revenues	3,704	4,699	3,251
Other revenues	257	245	247
Total revenues	20,886	21,872	19,594
Operating expenses
Cost of services, exclusive of depreciation and amortization shown separately below	2,602	2,697	2,688
Cost of equipment sales, exclusive of depreciation and amortization shown separately below	4,798	6,088	4,399
Selling, general and administrative	5,488	5,352	5,138
Depreciation and amortization	3,198	3,149	3,371
Total operating expenses	16,086	17,286	15,596
Operating income	4,800	4,586	3,998
Other expense, net
Interest expense, net	(916)	(841)	(880)
Other (expense) income, net	(46)	94	20
Total other expense, net	(962)	(747)	(860)
Income before income taxes	3,838	3,839	3,138
Income tax expense	(885)	(858)	(764)
Net income	$2,953	$2,981	$2,374

Net income	$2,953	$2,981	$2,374
Other comprehensive (loss) income, net of tax
Reclassification of loss from cash flow hedges, net of tax effect of $16, $15, and $15	46	46	43
(Losses) gains on fair value hedges, net of tax effect of $(61), $20, and $0	(177)	58	—
Actuarial loss, net of amortization and reclassification, on pension and other postretirement benefits, net of tax effect of $0, $(24), and $(2)	(1)	(72)	(5)
Other comprehensive (loss) income	(132)	32	38
Total comprehensive income	$2,821	$3,013	$2,412
Earnings per share
Basic	$2.59	$2.58	$2.00
Diluted	$2.58	$2.57	$2.00
Weighted-average shares outstanding
Basic	1,140,537,935	1,154,679,440	1,185,298,497
Diluted	1,144,655,297	1,159,095,696	1,189,092,019

18
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2025	December 31, 2024	March 31, 2024
Operating activities
Net income	$2,953	$2,981	$2,374
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,198	3,149	3,371
Stock-based compensation expense	186	175	140
Deferred income tax expense	771	841	715
Bad debt expense	323	356	282
Losses (gains) from sales of receivables	22	(7)	21
Changes in operating assets and liabilities
Accounts receivable	(93)	(652)	(416)
Equipment installment plan receivables	24	(883)	277
Inventory	(318)	188	170
Operating lease right-of-use assets	855	875	856
Other current and long-term assets	10	(136)	160
Accounts payable and accrued liabilities	(268)	(180)	(1,734)
Short- and long-term operating lease liabilities	(898)	(909)	(1,017)
Other current and long-term liabilities	(88)	(21)	(172)
Other, net	170	(228)	57
Net cash provided by operating activities	6,847	5,549	5,084
Investing activities
Purchases of property and equipment, including capitalized interest of $(10), $(8), and $(9).	(2,451)	(2,212)	(2,627)
Purchases of spectrum licenses and other intangible assets, including deposits	(73)	(835)	(61)
Proceeds related to beneficial interests in securitization transactions	—	747	890
Acquisition of companies, net of cash acquired	(727)	17	—
Other, net	(158)	(17)	11
Net cash used in investing activities	(3,409)	(2,300)	(1,787)
Financing activities
Proceeds from issuance of long-term debt	7,774	498	3,473
Repayments of financing lease obligations	(315)	(342)	(327)
Repayments of long-term debt	(479)	(1,904)	(223)
Repurchases of common stock	(2,494)	(4,687)	(3,594)
Dividends on common stock	(1,003)	(1,014)	(769)
Tax withholdings on share-based awards	(272)	(25)	(192)
Other, net	(18)	(48)	(34)
Net cash provided by (used in) financing activities	3,193	(7,522)	(1,666)
Change in cash and cash equivalents, including restricted cash	6,631	(4,273)	1,631
Cash and cash equivalents, including restricted cash
Beginning of period	5,713	9,986	5,307
End of period	$12,344	$5,713	$6,938

19
T-Mobile US, Inc.
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	Three Months Ended
(in millions)	March 31, 2025	December 31, 2024	March 31, 2024
Supplemental disclosure of cash flow information
Interest payments, net of amounts capitalized	$934	$905	$896
Operating lease payments	1,214	1,234	1,344
Income tax payments	15	47	7
Non-cash investing and financing activities
Non-cash beneficial interest obtained in exchange for securitized receivables	$—	$138	$661
Change in accounts payable and accrued liabilities for purchases of property and equipment	(463)	1,190	(894)
Operating lease right-of-use assets obtained in exchange for lease obligations	481	441	487
Financing lease right-of-use assets obtained in exchange for lease obligations	248	239	263
Contingent and other deferred consideration related to the Ka’ena Acquisition	—	8	—

20
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Customers, end of period
Postpaid phone customers	76,468	77,245	78,110	79,013	79,508
Postpaid other customers	22,804	23,365	24,075	25,105	25,947
Total postpaid customers	99,272	100,610	102,185	104,118	105,455
Prepaid customers (1)	21,600	25,283	25,307	25,410	25,455
Total customers	120,872	125,893	127,492	129,528	130,910
Adjustments to customers (1)	—	3,504	—	—	—
(1)In the second quarter of 2024, we acquired 3,504,000 prepaid customers through our acquisition of Ka’ena, which includes the impact of certain base adjustments to align the policies of Ka’ena and T-Mobile.

	Quarter
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Net customer additions (losses)
Postpaid phone customers	532	777	865	903	495
Postpaid other customers	688	561	710	1,030	842
Total postpaid customers	1,220	1,338	1,575	1,933	1,337
Prepaid customers	(48)	179	24	103	45
Total net customer additions	1,172	1,517	1,599	2,036	1,382

Migrations from prepaid to postpaid plans	145	140	175	160	115

	Quarter
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Churn
Postpaid phone churn	0.86%	0.80%	0.86%	0.92%	0.91%
Prepaid churn	2.75%	2.54%	2.78%	2.85%	2.68%

	Quarter
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Postpaid upgrade rate
Postpaid device upgrade rate	2.4%	2.3%	2.6%	3.6%	2.8%

21
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Accounts, end of period
Total postpaid customer accounts	30,015	30,316	30,631	30,894	31,099

	Quarter
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Net account additions
Postpaid net account additions	218	301	315	263	205

	Quarter
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
High speed internet customers, end of period
Postpaid high speed internet customers	4,634	4,992	5,377	5,742	6,129
Prepaid high speed internet customers	547	595	625	688	725
Total high speed internet customers, end of period	5,181	5,587	6,002	6,430	6,854

	Quarter
(in thousands)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
High speed internet - net customer additions
Postpaid high speed internet customers	346	358	385	365	387
Prepaid high speed internet customers	59	48	30	63	37
Total high speed internet net customer additions	405	406	415	428	424

	Quarter
(in millions)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Device financing - equipment installment plans
Gross EIP financed	$3,218	$3,037	$3,304	$4,689	$3,565
EIP billings	3,880	3,604	3,423	3,509	3,551
EIP receivables, net	5,967	5,556	5,347	6,588	6,405

Device financing - leased devices
Lease revenues	$35	$26	$21	$11	$1
Leased device depreciation	22	15	11	6	4

	Quarter
(in dollars)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Operating measures
Postpaid ARPA	$140.88	$142.54	$145.60	$146.28	$146.22
Postpaid phone ARPU	48.79	49.07	49.79	49.73	49.38
Prepaid ARPU	37.18	35.94	35.81	35.49	34.67

22
T-Mobile US, Inc.
Supplementary Operating and Financial Data (continued)
(Unaudited)

	Quarter
(in millions, except percentages)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Financial measures

Service revenues	$16,096	$16,429	$16,725	$16,928	$16,925

Equipment revenues	$3,251	$3,106	$3,207	$4,699	$3,704
Lease revenues	35	26	21	11	1
Equipment sales	$3,216	$3,080	$3,186	$4,688	$3,703

Total revenues	$19,594	$19,772	$20,162	$21,872	$20,886

Net income	$2,374	$2,925	$3,059	$2,981	$2,953
Net income margin	14.7%	17.8%	18.3%	17.6%	17.4%

Adjusted EBITDA	$7,652	$8,053	$8,243	$7,916	$8,259
Adjusted EBITDA margin	47.5%	49.0%	49.3%	46.8%	48.8%
Core Adjusted EBITDA	$7,617	$8,027	$8,222	$7,905	$8,258
Core Adjusted EBITDA margin	47.3%	48.9%	49.2%	46.7%	48.8%

Cost of services, exclusive of depreciation and amortization	$2,688	$2,664	$2,722	$2,697	$2,602
Sprint Merger-related costs	107	73	—	—	—
Other Special Items	1	—	67	75	20
Cost of services, excluding depreciation and amortization and Special Items	$2,580	$2,591	$2,655	$2,622	$2,582

Cost of equipment sales, exclusive of depreciation and amortization	$4,399	$4,088	$4,307	$6,088	$4,798

Selling, general and administrative	$5,138	$5,142	$5,186	$5,352	$5,488
Sprint Merger-related costs (gain), net	23	(82)	—	—	—
Other Special Items	12	37	86	(50)	73
Selling, general and administrative, excluding Special Items	$5,103	$5,187	$5,100	$5,402	$5,415

Total bad debt expense and losses from sales of receivables	$303	$280	$322	$349	$345
Bad debt and losses from sales of receivables as a percentage of Total revenues	1.5%	1.4%	1.6%	1.6%	1.7%

Cash purchases of property and equipment including capitalized interest	$2,627	$2,040	$1,961	$2,212	$2,451
Capitalized interest	9	8	9	8	10

Net cash proceeds from securitization	$(29)	$(30)	$(29)	$(27)	$(26)

Net cash payments for Sprint Merger-related costs	$293	$241	$124	$109	$61

23
T-Mobile US, Inc.
Supplementary Operating and Financial Data
(Unaudited)

	Quarter
(in millions, except share and per share amounts)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Stockholder returns
Total repurchases	$3,568	$2,277	$644	$4,619	$2,470
Total shares repurchased	21,933,790	13,979,843	3,179,707	20,283,582	10,091,227
Average purchase price per share	$162.69	$162.85	$202.45	$227.72	$244.77
Total dividends paid	$769	$759	$758	$1,014	$1,003
Dividends per share	$0.65	$0.65	$0.65	$0.88	$0.88
Total stockholder returns	$4,337	$3,036	$1,402	$5,633	$3,473
Cumulative total repurchases	$19,775	$22,052	$22,696	$27,315	$29,785
Cumulative shares repurchased	136,220,243	150,200,086	153,379,793	173,663,375	183,754,602
Cumulative stockholder returns	$21,291	$24,327	$25,729	$31,362	$34,835

24
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

This Investor Factbook includes non-GAAP financial measures. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Reconciliations for the non-GAAP financial measures to the most directly comparable GAAP financial measures are provided below. T-Mobile is not able to forecast Net income on a forward-looking basis without unreasonable efforts due to the high variability and difficulty in predicting certain items that affect GAAP net income, including, but not limited to, Income tax expense and Interest expense. Adjusted EBITDA and Core Adjusted EBITDA should not be used to predict Net income, as the difference between either of these measures and Net income is variable.

Adjusted EBITDA and Core Adjusted EBITDA are reconciled to Net income as follows:

	Quarter
(in millions, except percentages)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Net income	$2,374	$2,925	$3,059	$2,981	$2,953
Adjustments:
Interest expense, net	880	854	836	841	916
Other (income) expense, net	(20)	8	(7)	(94)	46
Income tax expense	764	843	908	858	885
Operating income	3,998	4,630	4,796	4,586	4,800
Depreciation and amortization	3,371	3,248	3,151	3,149	3,198
Stock-based compensation (1)	140	147	143	156	168
Sprint Merger-related costs (gain), net (2)	130	(9)	—	—	—
UScellular Merger-related costs (3)	—	—	16	10	14
Legal-related expenses (recoveries), net (4)	—	15	1	(105)	6
Other, net (5)	13	22	136	120	73
Adjusted EBITDA	7,652	8,053	8,243	7,916	8,259
Lease revenues	(35)	(26)	(21)	(11)	(1)
Core Adjusted EBITDA	$7,617	$8,027	$8,222	$7,905	$8,258
Net income margin (Net income divided by Service revenues)	14.7%	17.8%	18.3%	17.6%	17.4%
Adjusted EBITDA margin (Adjusted EBITDA divided by Service revenues)	47.5%	49.0%	49.3%	46.8%	48.8%
Core Adjusted EBITDA margin (Core Adjusted EBITDA divided by Service revenues)	47.3%	48.9%	49.2%	46.7%	48.8%
(1)Stock-based compensation includes payroll tax impacts and may not agree to stock-based compensation expense on the Condensed Consolidated Financial Statements. Additionally, certain stock-based compensation expenses associated with the merger with Sprint Corporation (the “Sprint Merger”) have been included in Sprint Merger-related costs (gain), net.
(2)Sprint Merger-related costs (gain), net, for the three months ended June 30, 2024, includes the $100 million gain recognized for the extension fee previously paid by DISH associated with the DISH License Purchase Agreement.
(3)UScellular Merger-related costs generally include pre-merger consulting and legal fees.
(4)Legal-related expenses (recoveries), net, consists of the settlement of certain litigation and compliance costs associated with the August 2021 cyberattack and is presented net of insurance recoveries.
(5)Other, net, primarily consists of certain severance, restructuring and other expenses, gains and losses, not directly attributable to the Sprint Merger or UScellular Merger, which are not reflective of T-Mobile’s core business activities and are, therefore, excluded from Adjusted EBITDA and Core Adjusted EBITDA.

25
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

Net debt (excluding tower obligations) to the LTM Net income, LTM Adjusted EBITDA and LTM Core Adjusted EBITDA ratios are calculated as follows:

(in millions, except net debt ratios)	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024	Mar 31, 2025
Short-term debt	$5,356	$5,867	$5,851	$4,068	$8,214
Short-term financing lease liabilities	1,265	1,252	1,252	1,175	1,136
Long-term debt	71,361	70,203	72,522	72,700	76,033
Long-term debt to affiliates	1,496	1,496	1,497	1,497	1,497
Financing lease liabilities	1,163	1,133	1,185	1,151	1,117
Less: Cash and cash equivalents	(6,708)	(6,417)	(9,754)	(5,409)	(12,003)
Net debt (excluding tower obligations)	$73,933	$73,534	$72,553	$75,182	$75,994
Divided by: Last twelve months Net income	$8,751	$9,455	$10,372	$11,339	$11,918
Net debt (excluding tower obligations) to LTM Net income Ratio	8.4	7.8	7.0	6.6	6.4
Divided by: Last twelve months Adjusted EBITDA	$29,881	$30,529	$31,172	$31,864	$32,471
Net debt (excluding tower obligations) to LTM Adjusted EBITDA Ratio	2.5	2.4	2.3	2.4	2.3
Divided by: Last twelve months Core Adjusted EBITDA	$29,681	$30,372	$31,047	$31,771	$32,412
Net debt (excluding tower obligations) to LTM Core Adjusted EBITDA Ratio	2.5	2.4	2.3	2.4	2.3

Adjusted Free Cash Flow is calculated as follows:

	Quarter
(in millions, except percentages)	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025
Net cash provided by operating activities (1)	$5,084	$5,521	$6,139	$5,549	$6,847
Cash purchases of property and equipment, including capitalized interest	(2,627)	(2,040)	(1,961)	(2,212)	(2,451)
Proceeds related to beneficial interests in securitization transactions (1)	890	958	984	747	—
Adjusted Free Cash Flow	$3,347	$4,439	$5,162	$4,084	$4,396
Net cash provided by operating activities margin	31.6%	33.6%	36.7%	32.8%	40.5%
Adjusted Free Cash Flow margin	20.8%	27.0%	30.9%	24.1%	26.0%
(1)Effective November 1, 2024, following amendments to the company’s Equipment Installment Plan Sale and Service Receivable Sale arrangements, all cash proceeds associated with the sale of such receivables, a portion of which was previously recognized as Proceeds related to beneficial interests in securitization transactions within investing cash flows, were recognized as operating cash flows. These amendments did not have a net impact on Adjusted Free Cash Flow.

26
T-Mobile US, Inc.
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures (continued)
(Unaudited)

The current guidance range for Adjusted Free Cash Flow is calculated as follows:

	FY 2025
(in millions)	Guidance Range
Net cash provided by operating activities	$27,000	$27,500
Cash purchases of property and equipment, including capitalized interest	(9,500)	(9,500)
Adjusted Free Cash Flow	$17,500	$18,000

The previous guidance range for Adjusted Free Cash Flow was calculated as follows:

	FY 2025
(in millions)	Guidance Range
Net cash provided by operating activities	$26,800	$27,500
Cash purchases of property and equipment, including capitalized interest	(9,500)	(9,500)
Adjusted Free Cash Flow	$17,300	$18,000

27
Definitions of Terms

Operating and financial measures are utilized by T-Mobile’s management to evaluate its operating performance and, in certain cases, its ability to meet liquidity requirements. Although companies in the wireless industry may not define measures in precisely the same way, T-Mobile believes the measures facilitate key operating performance comparisons with other companies in the wireless industry to provide management, investors and analysts with useful information to assess and evaluate past performance and assist in forecasting future performance.
1.Account - A billing account number that generates revenue. Postpaid accounts generally consist of customers that are qualified for postpaid service utilizing phones, High Speed Internet modems, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service.
2.Customer - A SIM number with a unique T-Mobile identifier which is associated with an account that generates revenue. Customers are qualified either for postpaid service utilizing phones, High Speed Internet modems, mobile internet devices, including tablets and hotspots, wearables, DIGITS or other connected devices, including SyncUP and IoT, where they generally pay after receiving service, or prepaid service, where they generally pay in advance of receiving service.
3.Churn - The number of customers whose service was deactivated as a percentage of the average number of customers during the specified period further divided by the number of months in the period. The number of customers whose service was deactivated is presented net of customers that subsequently have their service restored within a certain period of time and excludes customers who received service for less than a certain minimum period of time.
4.Postpaid Average Revenue Per Account (“ARPA”) - Average monthly postpaid service revenue earned per account. Postpaid service revenues for the specified period divided by the average number of postpaid accounts during the period, further divided by the number of months in the period.
Average Revenue Per User (“ARPU”) - Average monthly service revenue earned per customer. Service revenues for the specified period divided by the average number of customers during the period, further divided by the number of months in the period.
Postpaid phone ARPU excludes postpaid other customers and related revenues.
Service revenues - Postpaid, including handset insurance, prepaid, wholesale and other service revenues.
5.Cost of services - Costs directly attributable to providing wireless service through the operation of T-Mobile’s network, including direct switch and cell site costs, such as rent, network access and transport costs, utilities, maintenance, associated labor costs, long distance costs, regulatory program costs, roaming fees paid to other carriers and data content costs.
Cost of equipment sales - Costs of devices and accessories sold to customers and dealers, device costs to fulfill insurance and warranty claims, write-downs of inventory related to shrinkage and obsolescence, and shipping and handling costs.
Selling, general and administrative expenses - Costs not directly attributable to providing wireless service for the operation of sales, customer care and corporate activities. These include all commissions paid to dealers and retail employees for activations and upgrades, labor and facilities costs associated with retail sales force and administrative space, marketing and promotional costs, customer support and billing, bad debt expense and administrative support activities.
6.Net income margin - Net income divided by Service revenues.
7.Adjusted EBITDA and Core Adjusted EBITDA - Adjusted EBITDA represents earnings before Interest expense, net of Interest income, Income tax expense, Depreciation and amortization, stock-based compensation and Special Items. Core Adjusted EBITDA represents Adjusted EBITDA less device lease revenues. Core Adjusted EBITDA and Adjusted EBITDA are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole. T-Mobile historically used Adjusted EBITDA and T-Mobile currently uses Core Adjusted EBITDA internally as a measure to evaluate and compensate its personnel and management for their performance. T-Mobile uses Adjusted EBITDA and Core Adjusted EBITDA as benchmarks to evaluate its operating performance in comparison to competitors. Management believes analysts and investors use Core Adjusted EBITDA and Adjusted EBITDA as supplemental measures to evaluate overall operating performance and to facilitate comparisons with other wireless communications services companies because they are indicative of T-Mobile’s ongoing operating performance and trends by excluding the impact of Interest expense from financing, non-cash depreciation and amortization from capital investments, non-cash stock-based compensation and Special Items. Management believes analysts and investors use Core Adjusted EBITDA because it normalizes for the transition in the company’s device financing strategy, by excluding the impact of device lease revenues from Adjusted EBITDA, to align with the related depreciation expense on leased devices, which is excluded from the definition of Adjusted EBITDA. Core Adjusted EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as a substitute for Income from operations, Net income or any other measure of financial performance reported in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).
8.Special Items - Certain expenses, gains, and losses which are not reflective of our ongoing performance. Special Items include Sprint Merger-related costs (gain), net, UScellular Merger-related costs, certain legal-related recoveries and expenses, restructuring costs not directly attributable to the Sprint Merger or UScellular Merger (including severance), and other non-core gains and losses.
9.Adjusted EBITDA margin and Core Adjusted EBITDA margin - Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Service revenues. Core Adjusted EBITDA margin is calculated as Core Adjusted EBITDA divided by Service revenues. Adjusted EBITDA margin and Core Adjusted EBITDA margin are non-GAAP financial measures utilized by T-Mobile’s management, including our chief operating decision maker, to monitor the financial performance of our operations and allocate resources of the Company as a whole.
10.Net cash provided by operating activities margin - Net cash provided by operating activities margin is calculated as Net cash provided by operating activities divided by Service revenues.
11.Adjusted Free Cash Flow - Net cash provided by operating activities less cash payments for purchases of property and equipment, plus proceeds from sales of tower sites and proceeds related to beneficial interests in securitization transactions. Adjusted Free Cash Flow is utilized by T-Mobile’s management, investors, and analysts of our financial information to evaluate cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.
12.Adjusted Free Cash Flow margin - Adjusted Free Cash Flow margin is calculated as Adjusted Free Cash Flow divided by Service revenues. Adjusted Free Cash Flow Margin is utilized by T-Mobile’s management, investors, and analysts to evaluate the company’s ability to convert service revenue efficiently into cash available to pay debt, repurchase shares, pay dividends and provide further investment in the business.

28
13.Net debt - Short-term debt, short-term debt to affiliates, long-term debt (excluding tower obligations), and long-term debt to affiliates, short-term financing lease liabilities and financing lease liabilities, less cash and cash equivalents.
14.Sprint Merger-related costs include:
•Integration costs to achieve efficiencies in network, retail, information technology and back office operations, migrate customers to the T-Mobile network and billing systems and the impact of legal matters assumed as part of the Sprint Merger;
•Restructuring costs, including severance, store rationalization and network decommissioning; and
•Transaction costs, including legal and professional services related to the completion of the Sprint Merger and the acquisitions of affiliates.

29
Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including information concerning T-Mobile US, Inc.’s future results of operations, are forward-looking statements. These forward-looking statements are generally identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “could” or similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties and may cause actual results to differ materially from the forward-looking statements. Important factors that could affect future results and cause those results to differ materially from those expressed in the forward-looking statements include, among others, the following: competition, industry consolidation and changes in the market for wireless communications services and other forms of connectivity; criminal cyberattacks, disruption, data loss or other security breaches; our inability to timely adopt and effectively deploy network technology developments; our inability to effectively execute our digital transformation and drive customer and employee adoption of emerging technologies; our inability to retain or motivate key personnel, hire qualified personnel or maintain our corporate culture; system failures and business disruptions, allowing for unauthorized use of or interference with our network and other systems; the scarcity and cost of additional wireless spectrum, and regulations relating to spectrum use; the timing and effects of any pending and future acquisition, divestiture, investment, joint venture or merger involving us, including our inability to obtain any required regulatory approval necessary to consummate any such transactions or to achieve the expected benefits of such transactions; adverse economic, political or market conditions in the U.S. and international markets, including changes resulting from increases in inflation or interest rates, tariffs and trade restrictions, supply chain disruptions, fluctuations in global currencies, immigration policies, and impacts of geopolitical instability, such as the Ukraine-Russia and Israel-Hamas wars and further escalations thereof; potential operational delays, higher procurement and operational costs, and regulatory and compliance complexities as result of changes to trade policies, including higher tariffs, restrictions and other economic disincentives to trade; our inability to successfully deliver new products and services; any disruption or failure of our third parties (including key suppliers) to provide products or services for the operation of our business; sociopolitical volatility and polarization and risks related to environmental, social and governance matters; our substantial level of indebtedness and our inability to service our debt obligations in accordance with their terms; changes in the credit market conditions, credit rating downgrades or an inability to access debt markets; our inability to maintain effective internal control over financial reporting; any changes in regulations or in the regulatory framework under which we operate; laws and regulations relating to the handling of privacy, data protection and artificial intelligence; unfavorable outcomes of and increased costs from existing or future regulatory or legal proceedings; difficulties in protecting our intellectual property rights or if we infringe on the intellectual property rights of others; our offering of regulated financial services products and exposure to a wide variety of state and federal regulations; new or amended tax laws or regulations or administrative interpretations and judicial decisions affecting the scope or application of tax laws or regulations; our wireless licenses, including those controlled through leasing agreements, are subject to renewal and may be revoked; our exclusive forum provision as provided in our Certificate of Incorporation; interests of Deutsche Telekom AG (“DT”), our controlling stockholder, which may differ from the interests of other stockholders; our current and future stockholder return programs may not be fully utilized, and our share repurchases and dividend payments pursuant thereto may fail to have the desired impact on stockholder value; future sales of our common stock by DT and SoftBank Group Corp. and our inability to attract additional equity financing outside the United States due to foreign ownership limitations by the Federal Communications Commission; and other risks as disclosed in our most recent annual report on Form 10-K, and subsequent Forms 10-Q and other filings with the Securities and Exchange Commission. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law.

About T-Mobile US, Inc.

T-Mobile US, Inc. (NASDAQ: TMUS) is America’s supercharged Un-carrier, delivering an advanced 4G LTE and transformative nationwide 5G network that will offer reliable connectivity for all. T-Mobile’s customers benefit from its unmatched combination of value and quality, unwavering obsession with offering them the best possible service experience and undisputable drive for disruption that creates competition and innovation in wireless and beyond. Based in Bellevue, Wash., T-Mobile provides services through its subsidiaries and operates its flagship brands, T-Mobile, Metro by T-Mobile and Mint Mobile. For more information please visit: http://www.t-mobile.com.